NEWS BULLETIN
FROM:

[DT SYSTEMS FOR SUCCESS                                  907 West Fifth Street
 INDUSTRIES, LOGO]                                           Dayton, OH  45407

-------------------------------------------------------------------------------

FOR FURTHER INFORMATION:
AT THE COMPANY:                             AT FRB/WEBER SHANDWICK
JOHN M. CASPER                              LISA FORTUNA
CHIEF FINANCIAL OFFICER                     LFORTUNA@WEBERSHANDWICK.COM
(937) 586-5600                              (312) 266-7800

FOR IMMEDIATE RELEASE
MONDAY, MARCH 10, 2003

        DT INDUSTRIES RECENTLY AWARDED $23 MILLION IN CERTAIN AUTOMATION
            PURCHASE ORDERS; ANNOUNCES AMENDMENT TO CREDIT FACILITY

               --------------------------------------------------

DAYTON, OH, MARCH 10, 2003 -- DT INDUSTRIES, INC. (NASDAQ: DTII), a designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, announced today that it has been awarded certain customer purchase orders totaling approximately $23 million in the last two weeks.

Steve Perkins, president and chief executive officer, stated, "We received $10 million in orders from a large computer/electronics company, a $7 million order from a glass manufacturer and $6 million in purchase orders from three auto-related customers. We hope these orders are an indication that conditions are improving in our targeted markets."

The company expects third quarter fiscal year 2003 net sales to approximate the level of net sales for its second quarter of fiscal year 2003, but expects that the anticipated net loss in the third quarter will be reduced from the net loss in the second quarter of fiscal 2003, reflecting the result of recent cost reduction initiatives. Perkins added, "We expect to see the full effect of the cost reduction initiatives in the fourth quarter of FY 2003 and if net sales remain at the same level as the second quarter of FY 2003 and the expected level for the third quarter of FY 2003, then the company expects to breakeven on a pre-tax basis for that fourth quarter."

The company also announced that it has finalized an amendment to its senior credit facility that provides a permanent waiver of financial covenant defaults in the second and third quarters of fiscal 2003. The amendment also established new financial covenant levels for the remainder of the term of the facility and reduced the senior credit facility to $61 million. The company believes that cash flows from operations, together with available borrowings under the senior credit facility, will be sufficient to meet its currently anticipated working





                                      MORE

DT INDUSTRIES, INC.
ADD 1


capital, capital expenditures and debt service needs up until the maturity of the credit facility on July 2, 2004.

Certain information contained in this press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements comprising all statements herein that are not historical, including statements about our anticipated future net sales, net losses and ability to achieve breakeven and satisfy future liquidity needs and the capital spending in our targeted markets, reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our interpretation of what we believe to be significant factors affecting our businesses, including many assumptions regarding future events. References to the words "expect", "hope", "believe" and similar expressions used herein indicate such forward-looking statements. Our actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including continued economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, our ability to achieve anticipated savings from our cost reduction initiatives, significant cost overruns on projects, the loss of a key customer, excess product warranty expenses, and other factors under "Risk Factors" described in our Prospectus dated January 14, 2003, as filed with the SEC.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.








                                      ###